UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)
November 8, 2006

WHERIFY WIRELESS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24001	76-0552098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Bridge Parkway, Suite 201, Redwood Shores, California	94065
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code
(650) 551-5200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b). Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 8, 2006 , the Board of Directors of Wherify Wireless, Inc. ("Wherify") appointed Dr. Neil Morris. as a member of the Board of Directors. Dr. Morris was appointed to fill a vacancy on the Board of Directors created by the departure of John Micek III.

A press release announcing the appointment of Dr. Morris to the Board of Directors is set forth at Exhibit 99.1 to this Form 8-K.

The Board of Directors has not named Dr. Morris to any committee. However, it is expected that he will be named to both the audit and compensation committees. Dr. Morris has no family relationship with any of the members of our board of directors or any of our executive officers, and there is no arrangement or understanding with any person pursuant to which he was selected as a director.

Dr. Morris has held senior management positions at a number of companies in Europe and the USA. Dr. Morris currently holds a senior management position at Palm Inc., a world leader in mobile computing. He was previously the Chief Technical Officer and Senior Vice President, Operations of WJ Communications, Inc., a public corporation providing radio frequency (RF) solutions targeting wireless communications, RF identification, WiMAX, and broadband cable. Dr. Morris graduated from the University of Surrey with an Honors Degree in Electrical Engineering and a Ph.D. in Semiconductor Technology

Mr. Micek resigned as a director of Wherify for personal reasons effective November 8, 2006. Mr. Micek also served on Wherify's audit and compensation committees.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

Exhibit Number	Description

99.1	Press Release dated November 13, 2006

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

WHERIFY WIRELESS, INC.

Date: November 13, 2006	By:	/s/ Mark E. Gitter
Mark E. Gitter
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated November 13, 2006